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                                                                    Exhibit 23.3


        INFORMATION REGARDING ABSENCE OF CONSENT OF ARTHUR ANDERSEN LLP


     This Registration Statement incorporates by reference a copy of an audit report (the "Audit Report") previously issued by Arthur Andersen ("Andersen") that was reproduced in the Annual Report on Form 10-K of UnitedGlobalCom, Inc. ("UGC") for the year ended December 31, 2003. The Audit Report relates to the consolidated financial statements of UGC, as of the years ended December 31, 2001 and 2000, and for each of the three years in the period ended December 31, 2001. UGC has been unable to obtain the written consent of Andersen to the incorporation by reference of the Audit Report in this Registration Statement. In reliance on Rule 437a under the Securities Act of 1933, as amended (the "Securities Act"), the Registrant has dispensed with the requirement to file the written consent of Andersen with respect to the incorporation by reference in this Registration Statement of the Audit Report.

     Section 11(a) of the Securities Act provides that if part of a registration statement at the time it becomes effective contains an untrue statement of a material fact, or omits a material fact required to be stated therein or necessary to make the statements therein not misleading, any person acquiring a security pursuant to such registration statement (unless it is proved that at the time of such acquisition such person knew of such untruth or omission) may sue, among others, every accountant who has consented to be named as having prepared or certified any part of the registration statement or as having prepared or certified any report or valuation for use in connection with the registration statement, with respect to the statement in such registration statement, report or valuation which purports to have been prepared or certified by such accountant.

     As noted above, Andersen had not consented to the incorporation by reference of the Audit Report in this Registration Statement. Although the resulting limitations on recovery are unclear, you may be unable to assert a claim against Andersen under Section 11(a) of the Securities Act with respect to transactions in common stock of the Registrant that occur pursuant to this Registration Statement.